INDEPENDENT AUDITOR' CONSENT

We consent to the use in this Post-Effective Amendment No. 23 to Registration Statement No. 33-16494 of Oppenheimer Champion Income Fund on Form N-1A of our report dated October 20, 2000, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Auditors" in the Statement of Additional Information and "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.


/s/ DELOITTE & TOUCHE
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DELOITTE & TOUCHE

Denver, Colorado
January 17, 2001